UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _____________________________________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2025

ABBVIE INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35565	32-0375147
(State or other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)
 _____________________________________________________
1 North Waukegan Road
North Chicago, Illinois 60064-6400
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:  (847) 932-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	ABBV	New York Stock Exchange
Chicago Stock Exchange
0.750% Senior Notes due 2027	ABBV27	New York Stock Exchange
2.125% Senior Notes due 2028	ABBV28	New York Stock Exchange
2.625% Senior Notes due 2028	ABBV28B	New York Stock Exchange
2.125% Senior Notes due 2029	ABBV29	New York Stock Exchange
1.250% Senior Notes due 2031	ABBV31	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.06  Material Impairments

On January 9, 2025, AbbVie determined that it will record an impairment charge related to the emraclidine intangible asset acquired as part of the acquisition of Cerevel Therapeutics Holdings, Inc.

On November 11, 2024, AbbVie announced that its two Phase 2 EMPOWER trials investigating emraclidine as a once-daily, oral monotherapy treatment for adults with schizophrenia who are experiencing an acute exacerbation of psychotic symptoms, did not meet their primary endpoint of showing a statistically significant reduction (improvement) in the change from baseline in the Positive and Negative Syndrome Scale total score compared to the placebo group at week 6. Following the results of these trials, AbbVie began an evaluation of the emraclidine intangible asset for impairment which resulted in a significant decrease in the estimated future cash flows for the product. Based on the revised cash flows, the company estimates a non-cash after-tax intangible asset impairment charge of approximately $3.5 billion.

AbbVie continues to evaluate information with respect to the Cerevel-related clinical development programs and will monitor the remaining intangible assets of approximately $3.6 billion.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABBVIE INC.

Date:	January 10, 2025	By:	/s/ Scott T. Reents
Scott T. Reents
Executive Vice President,
Chief Financial Officer